Exhibit 10.3

FINAL FORM

Form of Lock-Up Agreement

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2026 by and between Securitize Holdings, Inc., a Delaware corporation (“Pubco”), and the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, the Company, Cantor Equity Partners II, Inc., a Cayman Islands exempted company (“SPAC”), Senna Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SPAC (“Company Merger Sub”) and Pinecrest Merger Sub, a Cayman Islands exempted company wholly-owned subsidiary of the Company, have entered into a Business Combination Agreement, dated as of October 27, 2025 (as amended from time to time on or prior to the date hereof, the “Business Combination Agreement”) pursuant to which, among other things: (i) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company and a direct wholly owned Subsidiary of Pubco (the “SPAC Merger”) and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Pubco (the “Company Merger”, and together with the SPAC Merger, the “Mergers”);

WHEREAS, following the closing of the Mergers (the “Closing”), the Holder will be a holder of shares of Pubco Common Stock, par value $0.0001 (“Pubco Stock”), in the amount as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement and the transactions contemplated thereby and the Ancillary Documents, and in view of the valuable consideration to be received by Holder thereunder, the receipt and sufficiency of which is hereby acknowledged, the parties hereto desire to set forth herein certain understandings between such parties with respect to restrictions on transfer of any shares of Pubco Stock held by Holder immediately after the Closing and any other securities convertible into or exercisable or exchangeable for Pubco Stock held by Holder immediately after the Closing (collectively, the “Restricted Securities”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of Pubco, during the period commencing from the Closing Date and ending on the earlier of (i) the date that is one hundred and eighty (180) days from the Closing Date and (ii) with respect to all or a portion of the Restricted Securities (as applicable), on such earlier date of release as may be permitted in accordance with Section 1(b) below (the period beginning on the Closing Date and ending upon the earlier of clause (i) and (ii) being, the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (each, a “Permitted Transfer”): (I) in the case of an entity, transfers (A) to another entity that is an Affiliate of the Holder, (B) as part of a distribution to members, partners or stockholders of Holder and (C) to officers or directors of Holder, any Affiliate or family member of any of Holder’s officers or directors, or to any members, officers, directors or employees of Holder or any of its Affiliates; (II) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person; (III) transfers to a charitable organization; (IV) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (V) in the case of an individual, transfers pursuant to a qualified domestic relations order; (VI) in the case of an entity, transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (VII) transfers to satisfy any U.S. federal, state, or local income tax obligations of Holder (or its direct or indirect owners) to the extent necessary to cover any tax liability as a direct result of the Transactions; (VIII) transactions relating to Pubco Stock acquired in open market transactions after the Closing, provided, that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period; (IX) the exercise of any options to purchase Pubco Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options permit exercises on a cashless basis), but for the avoidance of doubt, any Pubco Stock received upon exercise of options, shall remain subject to the restrictions of this Agreement during the Lock-Up Period; (X) Transfers to Pubco to satisfy tax withholding obligations pursuant to Pubco’s equity incentive plans or arrangements; (XI) the establishment, at any time after the Closing, by a Holder of a trading plan providing for the sale of Pubco Stock that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Restricted Securities shall be made by such Holder pursuant to such Trading Plan during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period; [or] (XII) transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of Pubco’s stockholders having the right to exchange their Pubco Stock for cash, securities or other property subsequent to the Closing Date; [or (XIII) a pledge of a number of shares of Pubco Stock with a market value equal to no more than [$10.0 million] (calculated based on the [[volume weighted average/closing price] of a share of Pubco Stock on the principal exchange on which such securities are then listed or quoted (as reported on Bloomberg) as of or for the period required under the applicable lending agreement] in a transaction as collateral to secure his obligations in respect of the advance of cash to payoff the [CEO Promissory Note (including any amendments)] on the Closing Date between Holder (or his Affiliates), on the one hand, and a third party, on the other hand, for the benefit of such Holder and/or his Affiliates; provided, however, that during the Lock-Up Period such third party shall not be permitted to foreclose upon such Pubco Stock or otherwise be entitled to enforce its rights or remedies with respect to the Pubco Stock, including, without limitation, the right to vote, transfer or take title to or ownership of such Pubco Stock]1; provided, however, that it shall be a condition to any Permitted Transfer pursuant to clauses (I) through (VII) above that the transferee (a “Restricted Permitted Transferee”) executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. The restrictions set forth herein shall not restrict Holder from making a request for inclusion of its Restricted Securities in any registration statement pursuant to any registration rights agreement between Pubco and the Holder, provided that no public filing or public disclosure relating to such sale of securities is made during the Lock-Up Period.

[1]	To be included for C. Domingo lock up only.

(b)	A number of Restricted Securities shall be released and no longer subject to the transfer restrictions set forth in Section 1(a), in each case in the amounts and as otherwise set forth below (provided that with respect to the determination of whether any Release Threshold has been met, the thirty (30) Trading Day period used in any such determination may not commence until ninety (90) days after the Closing Date (the period from the ninetieth (90th) day after the Closing Date to the end of the Lock-Up Period, the “Lock-Up Trading Measurement Period”):

(i)	one-third (1/3) of the Restricted Securities held by a Holder will be released for transfer immediately if the volume weighted average price of a share of Pubco Stock on the principal exchange on which such securities are then listed or quoted (as reported on Bloomberg) is at or above $15.00 (the “First Lock-Up Release Threshold”) for any twenty (20) Trading Days (which need not be consecutive) over a thirty (30) Trading Day period at any time during the Lock-Up Trading Measurement Period;

(ii)	one-third (1/3) of the Restricted Securities held by a Holder will be released for transfer immediately if the volume weighted average price of a share of Pubco Stock on the principal exchange on which such securities are then listed or quoted (as reported on Bloomberg) is at or above $17.50 (the “Second Lock-Up Release Threshold”) for twenty (20) Trading Days (which need not be consecutive) over a thirty (30) Trading Day period at any time during the Lock-Up Trading Measurement Period;

(iii)	one-third (1/3) of the Restricted Securities held by a Holder will be released for transfer immediately if the volume weighted average price of a share of Pubco Stock on the principal exchange on which such securities are then listed or quoted (as reported on Bloomberg) is at or above $20.00 (the “Third Lock-Up Release Threshold” and, together with the First Lock-Up Release Threshold and the Second Lock-Up Release Threshold, the “Release Thresholds”) for twenty (20) Trading Days (which need not be consecutive) over a thirty (30) Trading Day period at any time during the Lock-Up Trading Measurement Period; and

(iv)	if an Early Release Event occurs during the Lock-Up Period, then all of the Restricted Securities that have not been released for transfer shall be released for transfer immediately and no longer be subject to the transfer restrictions in Section 1(a), effective immediately prior to the consummation of such Early Release Event (and, for the avoidance of doubt, in such case the Lock-Up Period shall expire on the date of such Early Release Event). An “Early Release Event” means, any of the following: (1) if Pubco is merged, consolidated or reorganized with or into another Person, except for any such merger or consolidation in which the shares of Pubco Stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of the surviving or resulting corporation (or of a parent company thereof); (2) Pubco sells, leases, assigns, transfers, licenses or otherwise disposes of, in one or a series of related transactions, all or substantially all of the assets of Pubco and its Subsidiaries, taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of Pubco if substantially all of the assets of Pubco and its Subsidiaries taken as a whole are held by such Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of Pubco; (3) if Pubco shall engage in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act; or (4) if Pubco Stock (or any common or ordinary equity security that is the successor to such share of Pubco Stock) shall cease to be listed on a national securities exchange.

For the avoidance of doubt, the time period in respect of which any Release Threshold is calculated may run concurrently with (and/or may overlap any portion of such period with) the time periods in respect of which any other Release Thresholds are calculated (and need not run consecutively), so that multiple tranches of Restricted Securities may be released for transfer (and become no longer subject to the Transfer restrictions) concurrently with respect to the same period (or with respect to any such overlap between multiple time periods) in connection with the satisfaction of the Second Lock-Up Release Threshold or Third Lock-Up Release Threshold.

(c)	If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and each Restricted Permitted Transferee and assigns thereof) until the end of the Lock-Up Period.

(d)	During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2026, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)	For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Pubco during the Lock-Up Period, including the right to vote any Restricted Securities.

2.	Miscellaneous.

(a)	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Pubco in accordance with Section 2(g), except in accordance with the procedures set forth for transfers of Restricted Securities to Restricted Permitted Transferees in Section 1(a), and any such purported transfer shall be null and void. Pubco may freely assign any or all of its rights under this Agreement, other than the Sponsor’s rights under Section 2(g) in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b)	Third Parties. Except for the rights of the Sponsor (or its assignee) as provided in Section 2(g), nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c)	Governing Law; Jurisdiction; Specific Performance. Sections 11.6 and 11.7 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(d)	Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to:	With copies to (which shall not constitute notice):

c/o Securitize, Inc. 78 SW 7th Street Miami, FL 33130 Attn: Carlos Domingo Email: [***]	Davis Polk & Wardwell LLP
450 Lexington Ave
New York, NY 10017
Attention: Joseph A. Hall; Derek Dostal; Daniel P.
Gibbons
Email: joseph.hall@davispolk.com;
derek.dostal@davispolk.com;
dan.gibbons@davispolk.com

If to the Sponsor, to:	With copies to (which shall not constitute notice):
Cantor EP Holdings II, LLC 110 East 59th Street New York, NY 10022 Email: [***]	Hughes Hubbard & Reed LLP One Battery Park Plaza, 12th Floor New York, NY 10004 Attn: Michael Traube, Javad Husain Email: michael.traube@hugheshubbard.com, javad.husain@hugheshubbard.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(f)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco (in accordance with Section 2(g)) and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g)	Authorization on Behalf of Pubco. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, from and after the Closing, any and all determinations, actions or other authorizations under this Agreement on behalf of Pubco with respect to the approval of, or consent to, a Prohibited Transfer during the Lock-Up Period or any amendment or waiver of the Lock-Up Period, including any waivers or amendments of this Agreement or the provisions hereof that have the effect of amending or waiving any of the foregoing terms, shall be made, taken and authorized by, or as directed by Cantor EP Holdings II, LLC, a Delaware limited liability company (the “Sponsor”); provided that the Sponsor may, without being required to obtain the consent of any party hereto, assign all of its rights under this Agreement to any Affiliate of the Sponsor to whom the Sponsor’s shares of Pubco Stock are transferred after the Closing in compliance with any applicable contractual or legal requirements. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Pubco or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Pubco or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto. The Sponsor is an express third party beneficiary under this Agreement and is entitled to enforce its rights hereunder. When considering any request for a consent to a Prohibited Transfer, if there is sufficient liquidity in PubCo Shares and the price of PubCo Shares exceeds the Per Share Price under the PIPE Subscription Agreements, the Sponsor agrees that it will not withhold consent solely for the purposes of negotiating its affiliate’s economics or participation as a potential underwriter in such transaction.

(h)	Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i)	Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or any of the rights, remedies or obligations of Holder under any other agreement between Holder and Pubco or any certificate or instrument executed by Holder in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Pubco or any of the rights, remedies or obligations of Holder under this Agreement.

(j)	Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(k)	Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

Securitize Holdings, Inc.

By:
Name:	Carlos Domingo
Title:	Chief Executive Officer

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Pubco Stock [or Company Units] Owned:

Pubco Common Stock:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email: